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                                                                   Exhibit 99(e)

                               POWER OF ATTORNEY

                COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

We, the undersigned, hereby severally constitute and appoint Sarah M. Patterson, Elizabeth Gioia, and Samuel Ramos, individually, and each of them singly, our true lawful attorneys, with full power to them and each of them to sign for us, and in our names and in any and all capacities, any and all amendments to Registration Statements filed on Form N-4, with respect to Separate Account VA-K of Commonwealth Annuity and Life Insurance Company, supporting variable annuity contracts issued by Commonwealth Annuity and Life Insurance Company under file numbers 033-39702 (Exec Annuity Plus/Commonwealth Annuity's Advantage), and Commonwealth Annuity Separate Account A of Commonwealth Annuity and Life Insurance Company under file numbers 333-141019 (CWA Preferred Plus), 333-141045 (CWA Advantage IV), and 333-157121 (Commonwealth Annuity Horizon Annuity), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

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
           Signature                               Title                        Date
--------------------------------  --------------------------------------  ----------------
/s/ Peter Cai                     Director and Chief Risk Officer         April 20, 2018
--------------------------------
Peter Cai
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